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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                               Form 8-K


                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934




  Date of Report (Date of earliest event reported) November 21, 1995




                    Registrant; State of Incorporation;                          IRS Employer
Commission File Number                                Address; and Telephone Number        Identification
No.

1-5532              PORTLAND GENERAL CORPORATION      93-0909442
                    (an Oregon Corporation)
                    121 SW Salmon Street
                    Portland, Oregon 97204
                    (503) 464-8820


1-5532-99           PORTLAND GENERAL ELECTRIC COMPANY 93-0256820
                    (an Oregon Corporation)
                    121 SW Salmon Street
                    Portland, Oregon 97204
                    (503) 464-8000



                     121 S.W. Salmon Street, Portland, Oregon            97204
                      (Address of principal executive offices)         (zip code)

               Registrant's telephone number, including area code 503-464-8820
Item 5.             Other Events

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Regulatory Matters - On November 21, 1995 the Oregon Public Utility Commission
(PUC) issued an order on Portland General Electric Company's (PGE or the Company) August 1995 consolidated filing (see Portland General's and PGE's reports on form 8-K dated October 17, 1995 for further information on PGE's consolidated filing). The order authorizes PGE to increase rates by an average 2.7% to recover the capital and fixed costs associated with the Coyote Springs Generation Project (Coyote Springs) and Bonneville Power Administration's (BPA) October 1995 price increase.

The order grants a $40 million increase in revenues for the Coyote Springs and BPA price increases which is offset with the cancellation of a current collection of deferred power costs, resulting in a net increase to Company annual revenues of approximately $20 million.

While the order authorizes full recovery of $11 million of power costs deferred from January through March 1995, it allows recovery of only $9 million of the $50 million of power costs deferred from July 1993 through March 1994.
The order also authorizes the immediate recovery of approximately $29 million in incentive revenues associated with prior years' achievements of the Company's energy efficiency programs. PGE had previously recorded a $13 million after-tax charge to income in the third quarter of 1995 based on an earlier agreement with the PUC Staff which has been adopted in this order.

The order implements the Company's proposal to offset certain regulatory assets including the uncollected balance of all power cost deferrals, incentive revenues and a portion of the remaining Trojan investment, against PGE's unamortized gain on the prior sale of a portion of the Boardman Coal Plant.
The offset allows for recovery of the deferred power costs and incentive revenues discussed above, without increasing customer rates while eliminating approximately $117 million of regulatory assets and liabilities from the Company's Balance Sheets.

Under the terms adopted in the order, PGE has agreed to promptly dismiss its appeal of the Boardman gain issue in PGE v. Ronald Eachus, Myron Katz, Nancy Ryles and the Oregon Public Utility Commission, Marion County Circuit Court (see Portland General's and PGE's reports on form 10-K dated
December 31, 1995 for further information regarding this case).

New prices are expected to become effective by the end of November, conditional upon Coyote Springs being placed in-service.

                              Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                    Portland General Corporation
                    Portland General Electric Company

November 22, 1995   By          /s/  Joseph E. Feltz


                                 Joseph E. Feltz
                              Assistant Controller
                              Assistant Treasurer